Church Loans & Investments Trust
                                           (A Real Estate Investment Trust)



January 27, 1999


The Biltmore Group of Louisiana, LLC
FBO: Farmerville, LA
507 Trenton St
W. Monroe, LA 71291

Re:  $1,330,000 Interim Loan

Gentlemen:

This will constitute the commitment of Church Loans & Investments Trust ("Church Loans") to loan to The Biltmore Group of Lousiana, LLC FBO:
Farmerville, LA ("the Borrower") the sum of $1,330,000, or any amount less than that amount as the Borrower may need, less any legal fees, title insurance, appraisal costs, mortgage registration tax and all other closing costs and expense that may be incurred by Church Loans in connection with the funding and collection of the loan.

The loan is to be made pending the offering of bonds by the Borrower through MMR Investment Bankers ("MMR") as provided hereinafter.

The loan will be for a term of one year and will bear interest at a variable rate which would be equal to 1.5% per annum in excess of the "Prime
Rate" of interest published by the Wall Street Journal under the heading "Money Rates". Interest upon the unpaid principal shall be paid monthly upon the first day of each month during the term of the loan. Both principal and interest upon the unpaid principal of the loan will be due at maturity. The loan will be repaid from the first bond proceeds subject only to
(1) the payment of various broker/dealer fees and (2) an initial sinking fund reserve of $90,000.

Funds advanced upon this loan would be used to construct an assisted care facility located on the west side of Louisiana Highway 33, Farmerville, LA.

                             5305 I-40 West PO Box 8203 Amarillo TX 79114-8203
                              (806)358-3666 (800)692-1111 Fax (806)358-1430
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The Biltmore Group of Louisiana, LLC
FBO: Farmerville, LA
January 27, 1999
Page 2

This commitment shall be subject to the following conditions:

     1. That the Borrower pay to Church Loans upon the acceptance of the commitment a commitment fee equal to 2.5% (two and one-half percent) of the principal amount of the funds to be advanced to the Borrower under the terms of this commitment. One-half of the total commitment fee (ie. $16,625.00) shall be remitted with this signed commitment letter. Although such commitment fee is due and payable upon the Borrower's acceptance and execution of this commitment letter, as a convenience to the Borrower, church Loans will allow the balance of the commitment letter fee to be paid at closing from the proceeds of the loan. However, in the event that you decide not to proceed to close this loan for any reason, the balance of the commitment fee is due and owing by you to Church Loans and the amount already paid in non-refundable. Such fee is not interest, but is paid and payable to Church Loans to induce Church Loans to enter into this loan commitment and to compensate Church Loans for making available the funds necessary to fund the entire amount of the committed loan whether or not such amount is advanced.

     2. That the Borrower pay in advance the sum of $250.00 which is the title insurance cancellation fee in the event the Borrower decides not to accept the commitment after title work has begun. Upon closing this fee will be used to offset other closing expenses. This sum should be remitted with this signed commitment letter. The closing of your loan will normally be enhanced if our law firm orders the title insurance from title companies that have had experience in dealing with our closings. If possible, we would recommend that you allow our legal counsel to place the order for the title insurance. Our legal counsel will order the title insurance as soon as they have a correct legal description for the property.

     3. That upon acceptance of this commitment the Borrower shall deposit with Church Loans the additional sum of $2,500.00 which are the legal fees to be incurred by Church Loans in connection with the loan. This amount should be remitted with this signed commitment letter.

     4. That the loan shall be secured by a first mortgage lien upon all the Borrower's existing buildings and facilities.

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The Biltmore Group of Louisiana, LLC
FBO: Farmerville, LA
January 27, 1999
Page 3


     5. That a mortgage title insurance policy in the face amount of not less than the total amount of the loan be issued by a title insurance company designated by Church Loans, insuring the fact that Church Loans is the owner and holder of a good and valid first lien mortgage upon the real estate securing the loan as described in paragraph 2 above.

     6. That the total loan will not exceed 66 2/3% of the total appraised value of the real estate given to secure the loan. Such appraisal must be certified to comply with the standards of Church Loans and be submitted for approval prior to advancement of any funds. Such appraisal shall be rendered by an appraiser who, among other things, shall have: (a) appraised the real estate at not more than the fair market value thereof; (b) appraised the value of the improvements on the real estate at not more than the depreciated cost thereof; and
          (c) considered in making such appraisal the likelihood of deterioration of the neighborhood in which the real estate and improvements are located. The qualifications of the appraiser and references, preferably banks and insurance companies, should be submitted with the appraisal.

     7. That the Borrower enter into a bond offering agreement with MMR, under the terms of which MMR shall assist the Borrower in the offering upon a best efforts basis bonds of the Borrower in an amount of not less than $1,800,000 of which the first proceeds after the payment of the expenses of the offering and an initial sinking fund reserve of $90,000 shall be used to retire this loan. The effective date of this bond offering shall be not more than 90 days after the date of the note securing this loan. Effective date is the date the bonds are first offered for sale.

     8. That the promissory note evidencing the loan be guaranteed by the Forsythe Group, Inc. so that $500,000 of the total amount of the loan is guaranteed upon guaranty forms furnished by Church Loans.

     9. That the loan be closed on or before sixty days from the date hereof.

     10. That during the term of the loan the Borrower shall agree to periodically supply Church Loans with financial statements and reports, as requested by Church Loans.

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The Biltmore Group of Louisiana, LLC
FBO: Farmerville, LA
January 27, 1999
Page 4


     11. That Church Loans must review and approve all legal documents prior to closing.

     12. That a representative of Church Loans conduct an on-site inspection of the property to be given by the Borrower to secure the loan.
          The expense of this inspection shall be borne by the Borrower.

     13. That the Borrower enter into a loan agreement incorporating the terms and conditions of this commitment as well as other normal terms of the Church Loans loan agreement.

     14. That should the proceeds from the sale of the bonds through MMR and other participating broker/dealers, after the payment of the expenses associated with the bond offering and the establishment of the first six months sinking fund reserve, be insufficient to pay the unpaid principal and interest upon the loan committed herein at its maturity, at the option of the Borrower the term of said loan shall be renewed and extended by Church Loans as follows:

          (a) The term of the loan shall be initially renewed and extended for an additional period of one (1) year upon the following terms and conditions:

                (1) The Borrower shall be current upon all of its outstanding debt obligations, to include, but not necessarily restricted to all sinking fund payments payable to the trustee in connection with the bonds to be offered through MMR, and all interest payments upon the loan to be made by Church Loans to the Borrower under the terms of this commitment.

                (2) The amount of the loan to be renewed and extended shall be the lesser of (i) the unpaid principal upon the loan committed herein at maturity, or (ii) the unpaid principal amount of all unsold bonds offered through MMR described above.

                (3) The interest rate upon the loan shall be at a variable rate equal to 1.5% per annum in excess

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The Biltmore Group of Louisiana, LLC
FBO: Farmerville, LA
January 27, 1999
Page 5


                      of the "Prime Rate" of interest published by the Wall Street Journal under the heading "Money Rates".

                (4) The interest upon the unpaid principal balance of the loan shall be payable monthly.

                (5) The principal upon the loan shall be paid on or before one year from date.

                (6) The Borrower shall pay Church Loans a loan extension fee equal to 2.5% (two and one-half percent) of the principal amount of the loan.

          (b) If on the maturity of the loan described in paragraph 11 (a) above, less than all of the bonds to be offered by the Borrower through MMR have been sold, at the option of the Borrower, the principal amount of all unsold bonds shall be renewed and extended by Church Loans into a permanent loan upon the following terms and conditions;

                (1) The Borrower shall be current upon all of its outstanding debt obligations, to include, but not necessarily restricted to all sinking fund payments payable to the trustee in connection with the bonds to be offered through MMR, and all interest payments upon the loan to be made by Church Loans to the Borrower under the terms of this commitment.

                (2) The permanent loan shall bear interest at the same rate as described in paragraph 11 (a) above.

                (3) The amount of the permanent loan shall be payable in equal, or as equal as possible due to the variable rate of interest on the loan, monthly installments of principal and interest over a period of thirteen years, however, the loan shall be due and payable in full, with interest, at the date of the final maturity of the bonds. Borrower shall have the right of the Borrower to prepay the loan at any time without penalty.

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The Biltmore Group of Louisiana, LLC
FBO: Farmerville, LA
January 27, 1999
Page 6


                (4) The Borrower shall pay to Church Loans an additional loan renewal fee equal to 5% (5 points) of the principal amount of the permanent loan.

                (5) The loan shall continue to be secured on an equal basis with the outstanding bonds to he issued by the Borrower through MMR upon all property to be given by the Borrower to secure the loan committed herein.

          (c) Until such time as the loans committed herein are paid in full, the Borrower shall not further encumber the property securing the payment of said loans, either by placing additional mortgages or deeds of trust upon said property, or by increasing the indebtedness of the Borrower under any Trust Indenture, mortgage or deed of trust or other security documents associated with the sale of bonds secured by said property. Should the Borrower additionally encumber the property securing the loans committed hereby prior to their payment in full, Church Loans shall have the right to declare the unpaid principal and interest upon said loans immediately due and payable upon thirty days notice to the Borrower.

          (d) The term "bonds" as used herein shall mean and refer to the series of bonds dedicated to the Farmerville, Louisiana project.

The acceptance of this commitment must be indicated by the Borrower's signing and returning the original of this commitment letter within ten
(10) days from the date hereof. The acceptance of this commitment will be the Borrower's authorization for Church Loans to withhold from the proceeds of any loan any legal fees, premiums for the purchase of title insurance, appraisal costs and other closing costs which are to he paid which are associated with the loan. This commitment is conditioned upon the loan being closed on or before March 27, 1999. Any extension of this commitment will be subject to terms which may he mutually agreed upon at the time of extension.

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The Biltmore Group of Louisiana, LLC
FBO: Farmerville, LA
January 27, 1999
Page 7


We look forward to working with you in connection with this transaction.

Sincerely yours,


/S/KELLY ARCHER

Kelly Archer
Manager of Operations

KA/ja



The above commitment has been agreed to and accepted by the undersigned Managing Member of The Biltmore Group of Louisiana, LLC.

Date:
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